EXHIBIT 10:

         12 MONTH PLAN OF OPERATIONS FOR MEDCARE TECHNOLOGIES

                              Month 1   Month 2    Month 3    Month 4


Number of Clinics             0         2          2          4
Number of New Clinics         2                    2
Total Number of Clinics       2         2          4          4
Number of Clinicians          2         2          4          4
Number of Recep/Admin         2         2          4          4
Number of Patients/day        4         6          12         16
Number of Patients/Mo

Total Revenues                14,080    21,120     42,240     56,320

Expenses
 Advertising/Marketing        15,000    15,000     30,000     30,000
 Clinician Salary             6,000     6,000      12,000     12,000
 Receptionist/Admin           0         0          8,000      8,000
 Staff Workers Comp           285       285        705        705
 Staff FICA/Medicare          727       727        1,798      2,257
 Staff SUI/FUTA               1,776     1,776      2,960      2,960
 Clinician Continuing Ed      250       250        500        500
 Amort/Dep & Good Will        11,246    11,246     11,780     11,780
 Miscellaneous Costs          667       667        1,333      1,333
 Management                   3,500     3,500      3,599      9,500
 Financial Relations          10,000    10,000     10,000     10,000
 Office Rent & Oper           350       350        350        5,000
 Other                        422       634        1,267      1,690
Total Expenses                50,223    50,434     84,193     95,905

Income Before Tax             -36,143   -29,314    -41,953    -39,585
Income Tax
Net Income                    -36,143   -29,314    -41,953    -39,585

                              Month 5   Month 6    Month 7    Month 8

Number of Clinics             4         6          6          8
Number of New Clinics         2                    2
Total Number of Clinics       6         6          8          8
Number of Clinicians          6         8          10         12
Number of Recep/Admin         6         6          8          8
Number of Patients/day        24        30         40         48
Number of Patients/Mo         88        132        264        352

Total Revenues                84,480    105,600    140,800    168,960

Expenses
 Advertising/Marketing        45,000    45,000     60,000     60,000
 Clinician Salary             18,000    24,000     30,000     36,000
 Receptionist/Admin           12,000    12,000     16,000     16,000
 Staff Workers Comp           1,320     1,500      1,800      1,980
 Staff FICA/Medicare          3,366     3,825      4,590      5,049
 Staff SUI/FUTA               4,440     5,032      6,216      6,808
 Clinician Continuing Ed      750       1,000      1,250      1,500
 Amort/Dep & Good Will        12,314    12,848     13,382     13,916
 Miscellaneous Costs          2,000     2,667      3,333      4,000
 Management                   14,000    14,000     14,000     14,000
 Financial Relations          10,000    10,000     10,000     10,000
 Office Rent & Oper           5,000     5,000      5,000      5,000
 Other                        2,534     3,168      4,224      5,069
Total Expenses                130,724   140,040    169,795    179,332

Income Before Tax             -46,244   -34,440    -28,995    -10,362
Income Tax
Net Income                    -46,244   -34,440    -28,995    -10,362

                              Month 9   Month 10   Month 11   Month 12

Number of Clinics             8         10         10         12
Number of New Clinics         2                    2
Total Number of Clinics       10        10         12         12
Number of Clinicians          14        16         18         20
Number of Recep/Admin         10        10         12         12
Number of Patients/day        60        70         84         94
Number of Patients/Mo         1,320     1,540      1,848      2,068

Total Revenues                211,200   246,400    295,680    330,880

Expenses
 Advertising/Marketing        75,000    75,000     90,000     90,000
 Clinician Salary             42,000    48,000     54,000     60,000
 Receptionist/Admin           20,000    20,000     24,000     24,000
 Staff Workers Comp           2,280     2,580      2,880      3,060
 Staff FICA/Medicare          5,814     6,579      7,344      7,803
 Staff SUI/FUTA               7,992     8,880      10,064     10,656
 Clinician Continuing Ed      1,750     2,000      2,250      2,500
 Amort/Dep & Good Will        14,450    14,984     15,518     16,052
 Miscellaneous Costs          4,667     `5,333     6,000      6,667
 Management                   14,000    18,000     18,000     18,000
 Financial Relations          10,000    10,000     10,000     20,000
 Office Rent & Oper           5,000     5,000      5,000      5,000
 Other                        6,226     7,392      8,870      9,926
Total Expenses                1,911     22,652     41,754     57,216

Income Before Tax             1,911     22,652     41,754     57,216
Income Tax
Net Income                    -46,244   -34,440    -28,995    -10,362


                              YEAR 1

Number of Clinics
Number of New Clinics
Total Number of Clinics
Number of Clinicians
Number of Recep/Admin
Number of Patients/day
Number of Patients/Mo         10,736

Total Revenues                1,717,760

Expenses
 Advertising/Marketing        630,000
 Clinician Salary             348,000
 Receptionist/Admin           160,000
 Staff Workers Comp           19,560
 Staff FICA/Medicare          49,878
 Staff SUI/FUTA               69,560
 Clinician Continuing Ed      14,500
 Amort/Dep & Good Will        159,516
 Miscellaneous Costs          38,667
 Management                   144,000
 Financial Relations          130,000
 Office Rent & Oper           46,050
 Other                        51,533
Total Expenses                1,861,263

Income Before Tax             -143,503
Income Tax
Net Income                    -143,503



                                  E-165

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